                                                                     Exhibit 8.1

                                  LAW OFFICES
                          JAFFE, RAITT, HEUER & WEISS
                           PROFESSIONAL CORPORATION
                                  SUITE 2400
                              ONE WOODWARD AVENUE
                             DETROIT, MICHIGAN 48220                SOUTHFIELD
                                 ---------------
                           TELEPHONE (313) 961-8380
                         TELEFACSIMILE (313) 961-8358


                               September 18, 1998



Frontier Corporation
180 South Clinton Avenue
Rochester, New York  14646-7000

     Re: Prospectus Supplement, dated September 16, 1998, for $200,000,000 of 6% Dealer remarketable securities/SM/ (the "Notes") of Frontier Corporation, a New York corporation (the "Company")

Ladies and Gentlemen:

  We have acted as counsel for the Company in connection with the issuance and sale by the Company of $200,000,000 aggregate principal amount of the Notes. In connection with the Prospectus Supplement to be filed by you on or about September 18, 1998 with the Securities and Exchange Commission, you have requested our opinion concerning the discussion in the Prospectus Supplement under the heading "Certain United States Federal Income Tax Considerations".

  In our capacity as special counsel to the Company, we have examined and relied upon the following documents:

     1. The registration statement of the Company on Form S-3, Registration No. 33-64307 (the "Registration Statement"), and the Prospectus constituting a part thereof, dated January 26, 1996, relating to the issuance from time to time of up to $500,000,000 aggregate principal amount of securities pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "1933 Act"); and

     2. The Prospectus Supplement, dated September 16, 1998, to the above-referenced Prospectus relating to the Notes and filed with the Securities and Exchange Commission pursuant to Rule 424 promulgated under the 1933 Act (the "Prospectus Supplement").

  You have requested our opinion regarding certain federal income tax matters in connection with the offering of the Notes. The terms of the Notes are described in the Prospectus Supplement.

  We are of the opinion that the discussion in the Prospectus Supplement under the heading "Certain United States Federal Income Tax Considerations" fairly summarizes the material Federal income tax considerations discussed in it.

  Other than as expressly stated above, we express no opinion on any issue relating to the Company.

JAFFE, RAITT, HEUER & WEISS




Frontier Corporation
September 18, 1998
Page 2


  We hereby consent to the filing of this opinion as an exhibit on the Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission on or about September 18, 1998.

                               Very truly yours,

                          JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                              /s/ William E. Sider

                                William E. Sider